SCHEDULE 14A
                              	(Rule 14a-101)
                 	INFORMATION REQUIRED IN PROXY STATEMENT

                         	SCHEDULE 14A INFORMATION
                	Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant __X__
Filed by a party other than the Registrant _____

Check the appropriate box:
_____ Preliminary proxy statement
__X__ Definitive proxy statement
_____ Definitive additional materials
_____ Soliciting material pursuant to Rule 14a-11 or Rule 14a-12


                         	Infosafe Systems, Inc.
          	(Name of Registrant as Specified in Its Charter)

                         	Infosafe Systems, Inc.
             	(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
__X__ No fee required.
_____ Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
    ___________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
    ___________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
    ___________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

__X__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
    ___________________________________________________________________

(2)	Form, schedule or registration statement no.:
    ___________________________________________________________________

(3)	Filing party:
    ___________________________________________________________________

(4)	Date filed:
    ___________________________________________________________________


_____________________________
1. Set forth the amount on which the filing fee is calculated and state how it was determined.



                         	INFOSAFE SYSTEMS, INC.

                     	342 Madison Avenue, Suite 622
                       	New York, New York  10173

               	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       	To be held July 18, 1997

To the Stockholders of
Infosafe Systems, Inc.

     The Annual Meeting of the Stockholders of Infosafe Systems, Inc. will be held on July 18, 1997 at 10:00 a.m. local time at the offices of the Company, 342 Madison Avenue, Suite 622, New York, New York 10173. The meeting is called for the following purpose:

     1.	To elect a board of five directors;

     2.	To approve an amendment to the Company's 1994 Stock
        Option Plan in order to increase the number of shares of Class A Common Stock reserved for issuance thereunder from 1,000,000 shares to 2,000,000 shares;

     3.	To approve an amendment to the Company's certificate of
        incorporation, as amended, in order to increase the number of authorized shares of Class A Common Stock by 20,000,000 shares to an aggregate of 40,000,000 shares (which requires the approval of a majority of the outstanding shares of Class A Common Stock as well as a majority of all outstanding shares of Common Stock);

     4.	To approve the appointment of Richard A. Eisner &
        Company, LLP as the independent auditors of the Company; and

     5.	To consider and take action upon such other matters as
        may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on May 20, 1997 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

     All Stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                         By Order of the Board of Directors,



                         /s/ Arthur R. Medici_________________
                         Arthur R. Medici
                         President and Chief Executive Officer

Dated:  June 9, 1997







                         	INFOSAFE SYSTEMS, INC.

                    	 342 Madison Avenue, Suite 622
                       	New York, New York  10173

                            	PROXY STATEMENT

                    	ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Infosafe Systems, Inc. (the "Company") for the Annual Meeting of Stockholders to be held at the offices of the Company, 342 Madison Avenue, Suite 622, New York, New York 10173 on July 18, 1997, at 10:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any Stockholder giving such a proxy has the power to revoke it at any time before it is voted.
 Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given or unless vote by ballot at the meeting.

      If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption "Election of Directors."

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's Stockholders is June 30, 1997. The Company's Annual Report for the fiscal year ended July 31, 1996 is being mailed to stockholders simultaneously with the mailing of this proxy statement.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.


                       	VOTING SECURITIES

     Only holders of shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), Class B Common Stock,
$.001 par value per share ("Class B Common Stock"), Class E-1
Common Stock, $.01 par value per share ("Class E-1 Common Stock") and Class E-2 Common Stock, $.01 par value per share ("Class E-2 Common Stock"), of record at the close of business on May 20, 1997 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 4,557,534 shares of Class A Common Stock, 1,478,637 shares of Class E-1
Common Stock and 1,478,637 shares of Class E-2 Common Stock, each entitled to one vote upon all matters to be acted upon at the meeting, and 1,372,566 shares of Class B Common Stock, each entitled to six votes upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock represented at the meeting in person or by proxy shall constitute a quorum. Candidates for election as members of the Board of Directors will be elected who receive the highest number of votes, up to the number of directors to be chosen.
To approve and ratify the appointment of Richard A. Eisner &
Company, LLP, independent certified public accountants as the independent auditors of the Company and to approve the Amendment to the 1994 Stock Option Plan, the affirmative vote of a majority of the Class A Common Stock, Class B Common Stock,
Class E-1 Common Stock and Class E-2 Common Stock so represented is necessary for shareholder action. To approve the amendment to the Company's certificate of incorporation as amended, the affirmative vote of a majority in interest of all shares of Common Stock and the affirmative vote of a majority in interest of the outstanding Class A Common Stock is necessary for shareholder action. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

     The executive offices of the Company are located at 342 Madison Avenue, Suite 622, New York, New York 10173. The
Company expects to mail this Proxy Statement and the accompanying form of proxy on or about June 30, 1997.


                        	PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of June 15, 1997, certain information concerning the beneficial ownership of the Company's Class A, Class B and Class E Common Stock, by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Class A, Class B and Class E Common Stock of the Company; (ii) each director; (iii) each person named in the Executive Compensation Table; and (iv) all executive officers and directors of the Company as a group, and their percentage ownership and voting power. Each share of Class B Common Stock is entitled to six votes per share and each share of Class A Common Stock and Class E Common Stock is entitled to one vote per share. For the purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote or dispose of the securities regardless of any economic interest therein.




                                   Class A                Class B                Class E
                                Common Stock          Common Stock(2)        Common Stock(2)
                            --------------------    --------------------   --------------------
Name and Address            Number                  Number                  Number                 % of Vote
of Beneficial Owner         of Shares      %        of Shares      %        of Shares     %        of all Classes
_______________________     _____________  ____     _____________  ____     ____________  ____     ______________

Thomas H. Lipscomb (3)        100,000 (4)     *       813,126 (5)  59.2       820,624     30.0     36.7

Arthur R. Medici (6)          116,666         *        70,000       5.1       270,000      9.9      4.4

Alan N. Alpern (3)             50,000 (4)     *       153,582 (7)   5.6       210,340      7.7      7.3

Charles C. Johnston            10,000 (8)     *             *         *             *        *        *

Robert S. Christie             10,000 (8)     *             *         *             *        *        *

Neal B. Freeman                10,000 (8)     *             *         *             *        *
________________________    _____________  ____     _____________  ____     ____________  ____     _____________
All executive officers        296,666 (4)     *     1,036,708      69.9     1,300,964     47.6     48.7
and directors as a
group (6 persons)

__________________
* Less than one percent.

<F1>
(1)	Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed and the address of each beneficial owner is c/o the Company. Includes each holder's Class B Common Stock being held in escrow (the "Escrow Shares") which are subject to forfeiture and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Company's Class A Common Stock does not achieve certain targets by January 1998. The officers and directors of the company have agreed not to sell or transfer any shares of the common stock of the Company owned by them until April 30, 1998.

<F2>
(2)	Shares cannot be transferred (except for 20,000 shares of
    Class B Common Stock owned by Mr. Alpern which have been pledged to a bank) or converted into Class A Common Stock until the Company amends its Certificate of Incorporation to permit the Company to reserve for issuance out of its authorized Class A Common Stock all shares of Class A common stock issuable on the exercise of the Class A Warrants, Class B Warrants and the underwriters purchase option issuable in connection with a private placement.

<F3>
(3)	The shares owned by Mr. Lipscomb and Mr. Alpern, with the
    exception of 20,000 shares of Class B Common Stock owned by Mr. Alpern which have been pledged to a bank, have been deposited in a voting trust for a term of three years, pursuant to which shares will be voted at the direction of a majority of the non-management directors of the Company and Mr. Medici.

<F4>
(4)	Represents immediately exercisable options.

<F5>
(5) Includes 427,409 Escrow Shares. Mr. Lipscomb has granted options to purchase 16,875 shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock beneficially owned by him, including the right to receive 16,875 Class E Shares, to two individuals and one entity (the "Lipscomb Options'').

<F6>
(6)	Represents immediately exercisable options.  Excludes an
    option to purchase 183,334 shares of Class A Common Stock not exercisable within 60 days. The Class B and Class E shares listed in the table are subject to cancellation if Mr. Medici's employment with the Company terminates prior to the expiration of three years from the date of the commencement of his employment agreement with the Company.

<F7>
(7) Includes 94,591 Escrow Shares. Also includes 18,218 shares of Class B Common Stock owned by Mr. Alpern's wife, as to which Mr. Alpern disclaims beneficial ownership.

<F8>
(8)	Represents 10,000 immediately exercisable options.  Excludes options to purchase 30,000 shares of Class A Common Stock not exercisable within 60 days.




                              	PROPOSAL 1
                        	ELECTION OF DIRECTORS

     At the meeting, five directors will be elected by the Stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the five persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the Management.

     The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         Robert S. Christie	     43 	   Director
         Neal B. Freeman		       56     Director
         Charles C. Johnston	    61     Director
         Thomas H. Lipscomb 	    58     Chairman of the Board
         Arthur R. Medici		      47     President and Chief Executive Officer

     Robert S. Christie has been a director of the Company since March 1997. Since November 1996, he has served as President and Chief Executive Officer of Thomson & Thomson Corporation, a global leader in trademark and copyright services and information. From 1994 until 1996, he was President of the McGraw-Hill College Book Company. From 1990 until 1994, Mr. Christie was Group Vice President for Equity Information Services at Standard & Poor's Information Company. Mr. Christie has served on the Board of Directors of Standard & Poor's Corporation and five of its subsidiaries.

     Neal B. Freeman has been a director of the Company since June 11, 1997. Mr. Freemen is Chairman and CEO of The Blackwell Corporation, a television production company he founded in 1981. Mr. Freeman also founded and served for 12 years as President and CEO of Jefferson Communications, Inc., a worldwide feature syndicate, from 1974 to 1986 when it was sold. From 1965 to 1974, Mr. Freeman was an executive with the Hearst Corporation. He currently serves as a Director of Comsat Corporation and National Review, Inc. and as Vice Chairman of the Ethics and Public Policy Center. In previous years, Mr. Freeman served, by Presidential appointment, as Commissioner of the President's Commission on White House Fellows, and as a Director of the Corporation for Public Broadcasting.

     Charles C. Johnston has been a director of the Company since October 1996. Mr. Johnston is Chairman of ISI Systems ("ISI"), a subsidiary of Teleglobe of Montreal. Previously he was founder, Chief Executive Officer and President of ISI prior to its purchase by Teleglobe in November 1989. Prior to establishing ISI in 1969, Mr. Johnston held executive management positions with Management Service, Boston, Massachusetts and Cambridge Data Corporation, Cambridge, Massachusetts, as well as sales, marketing and management positions with IBM in its Hartford, Connecticut branch.

     Thomas H. Lipscomb was elected as the non-executive Chairman of the Board of the Company in December 1996. He served as President and Chief Executive Officer of the Company, which he co-founded, from January 1992 until December 1996. From August 1991 until January 1992, Mr. Lipscomb was a self-employed consultant. From June 1988 through July 1991, he was President of Cryptologics International Inc. (currently known as Wave Systems Corp.), a firm engaged in the development of information technology. From May 1985 through May 1988, Mr. Lipscomb served as Vice President--Entertainment of Honeybee Productions, Inc., a film production company. Prior to that, he held a number of editorial and executive positions in book publishing, including President of the New York Times Book Company.

     Arthur R. Medici joined the Company in November 1996 as the President and Chief Executive Officer and as a director. From August 1994 to February 1996, Mr. Medici was President of the North America division, of Derwent, Inc., in McLean, Virginia, a producer of international patent abstracts and information formatted for print, CD-ROMS and digital on-line delivery. From November 1990 to July 1994, Mr. Medici was Senior Vice President, Sales and Marketing of Thompson & Thompson in North Quincy, Massachusetts, a trademark and copyright research software firm and was responsible for development and expansion of marketing operations. Derwent, Inc. and Thompson & Thompson are subsidiaries of the Thompson Corporation, Stamford, Connecticut.
 From October 1987 to August, 1990, Mr. Medici was Vice
President, Sales and Service of Autographix in Waltham, Massachusetts, a developer and distributor of turnkey presentation graphics workstations and software. From June 1986 to July
1987, Mr. Medici was Director of Sales at Kurzweil Computer Products (a subsidiary of Xerox) in Cambridge, Massachusetts, an image scanning systems company. Mr. Medici received a Master of Science degree from Columbia Business School in 1984 and a Bachelor of Arts degree from Hobart College in 1972.

     All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment.





                       	EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended July 31, 1996 (collectively, the "named executive officers"):

Summary Compensation Table

     The following table sets forth the compensation paid or accrued by the Company for services rendered during the fiscal year ended July 31, 1996 to Thomas H. Lipscomb, who was the Company's Chief Executive Officer and President, until December 1996 and Alan N. Alpern, the Company's Chief Financial and Legal Officer, the only other executive officer of the Company during such fiscal year.

                           Annual Compensation     	Long Term Compensation
                        ------------------------   ------------------------

Name and       			                                     Other
Principal			                                           Annual
Position	                 Year     Salary($)  	    Compensation($)  Options(#)
_____________________    ______    __________      _______________  __________
Thomas H. Lipscomb	       1996  	  175,000(1)           -0-      	      -0-

Alan N. Alpern	           1996	        -0-         	125,000(1)	         -0-

_____________
(1)	Includes accrued compensation of an aggregate of $32,705 for these two officers which, pursuant to agreements between the Company and these two individuals, will not be paid and will be contributed to capital of the Company.

     The following table sets forth the number and value of unexercised in-the-money options at July 31, 1996 for the executive officers named above. There were no options exercised in fiscal 1996 by either of the named individuals.

Option/SAR Grants in Last Fiscal Year

                              			    % of Total
                                 		  Options
                                 		  Granted to       Exercise
                      	Options       Employees	       or Base	       Expiration
Name	                  Granted (#)   in Fiscal Year   Price ($/Sh)	  Date
____________________   ___________   ______________   ____________   __________

Thomas H. Lipscomb	      -0-	             -0-	            -0-	           --

Alan N. Alpern	          -0-	             -0-	            -0-	           --

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
Option/SAR Value


                                            			   Number of
                                       				       Unexercised	   Value of
                                            			   Options at	    Unexercised
                                           			  	 FY-End(#)	     In-the-Money
                  		Shares Acquired	 Value	       Exercisable/	  Options/SAR's
Name	               on Exercise (#)	 Realized($)	 Unexercisable	 at FY-End($)
__________________  ______________   ___________  _____________  _____________

Thomas H. Lipscomb	       -0-	           -0-		      100,000/0	        -0-

Alan N. Alpern	           -0-	           -0-		       50,000/0	        -0-



Report of the Board of Directors On Repricing of Options

     The Company's stock option plans have been utilized to provide directors, executives and other employees with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Common Stock. Due to a decline in the price of the Common Stock in the fiscal year ended July
31, 1996, certain options outstanding under the Company's various stock option plans were exercisable at prices which were significantly in excess of the then current market value of the Class A Common Stock.
 In order to restore the incentive value to such options the Board of Directors approved the repricing of options held by certain officers, directors, and employees.

During July 1996 the Company's Board of Directors revised the exercise price of 195,000 options granted under the plans for non-executive officers of the Company and for members of the Board of Directors who are not employees of the Company at exercise prices ranging from $4.00 to $7.25 per share, to $4.00 per share, which was in excess of the fair market value of the Class A Common Stock of the Company on the effective date of the repricing, which was $3.75 per share. All other terms and conditions of these options remained the same.

During June 1997 the Company's Board of Directors revised the exercise price of 50,000 options granted under the plans to an executive officer and director of the Company at an exercise price of $7.25 per share, to $4.00 per share, which was in excess of the fair market value of the Class A Common Stock of the Company on the effective date of the repricing, which was $3.50 per share. All other terms and conditions of these options remained the same.

     This report is submitted by the Company's Board of Directors.

Compliance with  Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of
1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with by such persons.


               	EMPLOYMENT AGREEMENTS

     The Company and Mr. Medici entered into an Employment Agreement on November 25, 1996 pursuant to which Mr. Medici is employed as President and Chief
Executive Officer for a three-year term and will receive a base annual salary of $175,000 through July
31, 1997, $200,000 through July 31, 1998 and $225,000
through November 25, 1999. The Employment Agreement also provides that Mr. Medici will receive annual cash bonuses for 1997 and 1998 if the Company's earnings exceed certain levels and long-term accruals payable in cash and Class A Common Stock if the Company's earnings during each year during the term exceed certain levels.
Additionally, Mr. Medici was granted options to purchase 350,000 shares of Class A Common Stock at an exercise price of $4.06 per share, the fair market value on the date of grant, of which one-third immediately vested and the remaining two-thirds will vest if certain earnings levels are met during the period of Mr. Medici's employment. The Company also agreed to issue to Mr. Medici 70,000 shares of Class B
Common Stock, 135,000 shares of Class E-1 Common Stock and 135,000 shares of Class E-2 Common Stock, which are non-transferrable and will be canceled if Mr. Medici's employment with the Company terminates prior to August 1, 1999.


                       	BOARD OF DIRECTORS

Committees

The Company has no standing committees of the Board of Directors.

Meetings

     During the last full fiscal year, the Board of Directors met nine times. All directors attended all meetings.


                      	CERTAIN TRANSACTIONS

     In November 1996 the Company entered into an employment agreement with Arthur R. Medici the Company's President and Chief Executive Officer pursuant to which the Company agreed to issue to Mr. Medici, 70,000 shares of Class B Common Stock 135,000 shares of Class E-1 Common Stock and 135,000 shares Class E-2 Common Stock and options to purchase 350,000 shares of Class A Common Stock. See "Employment Agreements." During January 1997, officers and employees of the Company to whom the Company owed an aggregate of $210,991 in deferred salaries and compensation, including an aggregate of $137,493 owed to Mr. Lipscomb and Mr. Alpern, agreed to cancel an aggregate of $150,991 of such accrued compensation and contribute such amounts to capital of the Company. The Company has had no other material transactions with any executive officer, director, beneficial owner of 5% of the Class A Common Stock of the Company or immediate family member of any of the foregoing, in which the amount involved exceeded $60,000.


                             	PROPOSAL 2
             	AMENDMENT TO THE 1994 STOCK OPTION PLAN

     At the Annual Meeting, the Stockholders are being asked to approve an amendment (the "Amendment") to the Company's Amended 1994 Stock Option Plan (the "Plan") in order to increase the number of shares reserved for issuance thereunder by 1,000,000 shares, from 1,000,000 shares to 2,000,000 shares of Class A Common Stock. The Plan was adopted by the Board of Directors in August 1994 and approved by the Stockholders in September 1994. In December 1996, the Board of Directors adopted this amendment to the Plan and recommends that the Stockholders approve the Amendment.

     The Company maintains the Plan to insure the retention of existing executive personnel, key employees, directors and consultants of the Company, to attract and retain competent new executive personnel, key employees, directors and consultants and to provide additional incentive to all such persons by permitting them to participate in the ownership of the Company.

Summary of the Plan

     In August 1994, the Board of Directors adopted, and in September 1994, the stockholders approved, the 1994 Stock Option Plan (the "1994 Plan'') which provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Class A Common Stock. By vote of the Board of Directors, the 1994 Plan has been increased by 1,000,000 shares. This increase is subject to approval by the Company's stockholders. The 1994 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Code, and for the grant of non-qualified stock options to eligible executive officers, directors and employees of the Company. The 1994 Plan, which expires in 2004, will be administered by the Board of Directors or a committee designated by the Board of Directors. The purposes of the 1994 Plan are to ensure the retention of existing executive personnel, employees and consultants of the Company, to attract and retain new executive personnel, employees and consultants and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or committee in granting options pursuant to the 1994 Plan will be consistent with these purposes.


     Options granted under the 1994 Plan may be exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive stock option granted under the 1994 Plan to a stockholder owning more than 10% of the outstanding Class A Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares of which incentive stock options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified stock option. Upon the exercise of an option, payment may be made by cash, check or any other means that the Board or the committee determines. No option may be granted under the 1994 Plan after September 2004. The options are non-transferrable during the life of the option holder.

     As of May 20, 1997, an aggregate of approximately 1,024,499 options granted to various employees and directors, vesting in varying installments from date of grant, are outstanding under the 1994 Plan and the 1992 Plan, and approximately 919,668 options remain available for grant under the Plans. In addition, in November 1996, Arthur R. Medici was granted an option to acquire 350,000 shares of Class A Common Stock at $4.06 per share, one-third of which are immediately exercisable and the remaining two-thirds of which vest when the Company meets certain performance criteria. The options granted to Mr. Medici are subject to stockholder approval of this proposed amendment to the 1994 Plan. During October 1996, Charles C. Johnston, a newly elected member of the Board of Directors was granted 40,000 stock options at an exercise price of $5.00, 10,000 of which are immediately exercisable and the balance of which vest in three equal annual installments. During March 1997, Robert S. Christie, a newly elected member of the Board of Directors, was granted 40,000 stock options at an exercise price of $3.50, 10,000 of which are immediately exercisable and the balance of which vest in three equal annual installments. During June 1997, Neal B. Freeman, a newly elected member of the Board of Directors, was granted 40,000 stock options at an exercise price of $3.50, 10,000 of which are immediately exercisable and the balance of which vest in three equal annual installments.

Federal Income Tax Consequences

     Incentive Stock Options. An optionee will not realize taxable compensation income upon the grant of an incentive stock option under the 1994 Plan. In addition, an optionee will not realize taxable compensation income upon the exercise of an incentive stock option if the optionee holds the shares acquired until at least one year after exercise and, if later, until two years after the date of grant of the option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If an optionee acquires Common Stock through the exercise of an incentive stock option under the 1994 Plan and subsequently sells the Common Stock after holding the shares for the period described above, the gain which is the difference between the sale price of the Common Stock and the option exercise price will be taxed as capital gain. When the holding period requirements discussed above are not satisfied, the gain will be treated as compensation income, which generally will not exceed the lesser of (i) the amount of gain on sale, or (ii) the excess of the fair market value of the shares at the exercise date over the exercise price.

     An incentive stock option does not entitle the Company to an income tax deduction except to the extent and at the time that an optionee realizes compensation income therefrom.

     Non-Qualified Stock Options. An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. Ordinarily, when an optionee exercises a non-qualified stock option, the nominee will realize taxable compensation income at the time equal to the difference between the option price and the fair market value of the shares on the date of exercise. For tax purposes an optionee will generally have a basis in stock acquired through the exercise of a non-qualified stock option under the 1994 Plan equal to the amount taxed as compensation income plus the exercise price. If the optionee subsequently sells the stock, any gain or loss calculated as the difference between the sale price and the basis will be taxed as capital gain or loss.


     The amount of any compensation income realized by an optionee upon exercise of a non-qualified stock option will be allowable to the Company as a deduction at the time it is realized by the optionee, provided that the Company complies with applicable withholding requirements.

     The foregoing discussion with respect to the tax treatment of gain on sale of stock acquired on exercise of incentive or non-qualified stock options assumes that at the date of such sale the optionee is not a dealer in securities and holds such stock as a capital asset.

Profit Sharing Plan

     In January 1992, the Company adopted a Profit Sharing Plan, pursuant to which an amount equal to 3.5% of the pre-tax profit of the Company for each fiscal year will be set aside for the benefit of such employees as are determined by the Board of Directors. No funding was provided through July 31, 1996 as the Company incurred a net loss for the period.


                           	PROPOSAL 3
          	APPROVAL AND RATIFICATION OF THE AMENDMENT
       	TO THE CERTIFICATE OF INCORPORATION, AS AMENDED

     The Board of Directors of the Company has adopted and recommended to the Stockholders approval of an amendment to the Company's certificate of incorporation, as amended, to increase the authorized number of shares of Class A Common Stock from 20,000,000 to 40,000,000. The proposed increase in the authorized Class A Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares is available for exercise of certain stock options, warrants and for the conversion of certain shares of Class B Common Stock and Class E Common Stock and for general corporate needs.

     As of May 20, 1997, in addition to the 4,557,534 shares of Class A Common Stock outstanding ("Shares"), the Company had (i) 1,944,167 shares of Class A Common Stock reserved for issuance under the 1992 and 1994 Plans (one million of these shares are subject to the approval by the stockholders of the Company of the Amendment to the 1994 Stock Option Plan) under which options to purchase 1,024,499 shares of Class A Common Stock are outstanding; (ii) 188,250 shares of Class A Common Stock reserved for issuance upon the exercise of other outstanding warrants;
(iii) 1,782,500 shares of Class A Common Stock reserved for issuance upon the exercise of Class A Warrants issued in connection with the IPO and an additional 1,782,500 shares of Class A Common Stock reserved for issuance upon the exercise of the Class B Warrants underlying said Class A Warrants; (iv)
1,782,500 shares of Class A Common Stock reserved for issuance upon the exercise of the Class B Warrants issued in connection with the IPO; (v) 620,000 shares of Class A Common Stock reserved for issuance upon the exercise of the underwriter's IPO Unit Purchase Option and the Class A Warrants and Class B Warrants underlying such option (vi) 84,375 shares of Class A Common Stock reserved for issuance upon the exercise of Class A Warrants issued as a settlement in an arbitration and an additional 84,375 shares of Class A Common Stock reserved for issuance on the exercise of Class B Warrants underlying said Class A Warrants and ; (vii) 750,000 shares of
Class A Common Stock reserved for issuance upon the exercise of Class A Warrants issued to Selling Securityholders in the
Company's 1994 "Bridge Loan" and an additional 750,000 shares of Class A Common Stock reserved for issuance on the exercise of Class B Warrants underlying said Class A Warrants.


     On March 31, 1997, the Company completed a private placement to accredited investors pursuant to Regulation D of the Securities Act of 1933 (the "1997 private placement"), through D.H. Blair Investment Banking Corp. ("Blair") as placement agent, of $5,050,000 of units. Each unit consists of 15,874 IPO Units, each IPO Unit being identical to the IPO Units issued in the Company's initial public offering, at a price of $3.15 per IPO Unit. Each IPO Unit consists of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. Each Class A Warrant is exercisable until February 18, 2002 to purchase one share of Class A Common Stock and one Class B Warrant at an exercise price which was equal to $6.50 per share. Each Class B Warrant will be exercisable until February 18, 2002 to purchase one share of Class A Common Stock at an exercise price which was equal to $8.75. Pursuant to the 1997 Private Placement, the Company sold on aggregate of 1,603,274 shares of Class A Common Stock, 1,603,274 Class A Warrants and 1,603,274 Class B Warrants. The net proceeds from the 1997 Private Placement were approximately $4.1 million after deducting an aggregate of $505,000 and $151,500 in placement agent fees and expenses, respectively, and other expenses of the offering. In addition the Company issued warrants to Blair to purchase 561,146 shares of Class A Common Stock, 561,146 Class A Warrants and 561,146 Class B Warrants; such securities have been registered for resale under the Securities Act of 1933, as amended.

     Pursuant to the anti-dilution provisions contained in the warrants outstanding prior to the 1997 Private Placement, as a result of the issuance of the Class A Common Stock issued in connection with the 1997 Private Placement, the exercise prices of such warrants as well as of the warrants issued in the 1997 Private Placement and the warrants underlying the 1997 Private Placement Unit Purchase Option have been reduced from $6.50 to $5.82 with respect to the Class A Warrants and from $8.75 to $7.83 with respect to the Class B Warrants and an additional
0.11721 Class A Warrants and 0.11721 Class B Warrants are to be issued to each outstanding Class A Warrant and Class B Warrant outstanding and to be issued on exercise of Class A Warrants, respectively. As a result, an additional 1,659,946 shares of Class A Common Stock are reserved for issuance on exercise of outstanding options, warrants or convertible securities due to the anti-dilution provisions contained in such warrants.

     Due to the number of IPO Units contained in each unit, there is not currently sufficient authorized Class A Common Stock available for issuance both pursuant to the 1997 Private
Placement (including shares issuable upon exercise of the warrants issued in the 1997 Private Placement) and upon exercise or conversion of outstanding warrants, options and convertible securities of the Company. Consequently, in connection with the 1997 Private Placement, the officers, directors and employees of the Company and certain others (including certain officers of Blair and D.H. Blair & Co., Inc.) holding an aggregate of 1,328,399 shares of Class B Common Stock, 2,092,144 shares of Class E Common Stock issued and to be issued and options, warrants and underwriters options to purchase 3,338,584 shares of Class A Common Stock, which are convertible or exercisable into, under certain circumstances, an aggregate of 6,759,127 shares of Class A Common Stock, have agreed that, if there is not sufficient authorized Class A Common Stock available for issuance pursuant to the 1997 Private Placement, they will not convert their shares of Class B and Class E Common Stock into Class A Common Stock until such additional shares of Class A Common Stock are authorized by the Stockholders and will not exercise their stock options without the consent of the Company and Blair (such directors of the Company being Thomas H.
Lipscomb, holding 100,000 stock options, 813,126 shares of Class
B Common Stock and 820,621 shares of Class E Common Stock, Arthur
R. Medici, holding 350,000 stock options, 70,000 shares of Class
B Common Stock and 270,000 shares of Class E Common Stock, and Alan N. Alpern, holding 50,000 stock options, 135,364 shares of Class B Common Stock and 175,364 shares of Class E Common Stock). The Company does not expect that it will meet the earnings targets necessary for the release of the 781,244 Class B shares held in escrow by December 31, 1997 on which date such shares will be forfeited and contributed to capital.

     Approval and ratification of the amendment to the certificate of incorporation, as amended, would authorize sufficient Class A Common Stock for issuance upon exercise or conversion of such outstanding warrants, options and convertible securities by and for the benefit of such officers, directors and employees of the Company and of Blair and D.H. Blair & Co., Inc. and will permit the Company to meet its obligation to these parties.

     The Company is negotiating to enter into an acquisition agreement which the Company expects will result in the issuance of a maximum of 750,000 shares of Class A Common Stock over the next three years. The Company has also participated, as majority shareholder, in the formation of a new corporation and in the event of favorable results, certain minority shareholders may be entitled to exchange there shares of that corporation for Class A Common Stock. The number of shares of Class A Common Stock which may be issued cannot presently be determined. The Company has no additional plans, arrangements, or agreements to issue shares of Class A Common Stock other than those described above, the Board of Directors of the Company believes it is advisable and in the best interest of the Company to have available authorized but unissued Shares in an amount adequate to provide for the possible future needs of the Company. The additional authorized Shares will benefit the Company by providing flexibility to the Board of Directors without further action or authorization by Stockholders (except as required by law), in responding to business needs and opportunities as they arise, or for other proper corporate purposes. These corporate purposes might include issuance of shares of Preferred Stock, acquisitions of securities or other assets of other corporations, stock dividends, stock splits, employee stock options, convertible debt financings, the obtaining of capital funds through public and private offerings of shares of Common Stock or of securities convertible into shares, or to compensate employees or retain consultants, and issuance of warrants in connection with any of the foregoing. The issuance of any additional Shares will be on terms deemed to be, at the time of such issuances, in the best interests of the Company and its Stockholders. If such additional authorized shares of Common Stock are subsequently issued to other than existing Stockholders, the percentage interest of existing Stockholders in the Company will be reduced.
 Holders of Common Stock have no preemptive rights with respect to future issuances of Common Stock.


     The Board of Directors is not aware of any attempt to gain control of the Company nor is it recommending this amendment to increase the number of authorized Shares of Common Stock in response to any specific effort to obtain control of the Company.
 The proposed amendment to increase the number of authorized Shares is not designed as nor intended to be an anti-takeover measure; however, the authorized but unissued Shares could be used by incumbent management to make a change in control of the Company more difficult and time-consuming. Under certain circumstances, such unissued Shares could be used to create obstacles or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company with a view to instituting a merger, sale of all or part of the Company's assets, or other similar transaction which may not be in the best interest of the Stockholders.

     It is expected that the proposed amendment, if approved by the Stockholders, will be made effective as soon as practicable after approval by the Stockholders, by the filing and recording of an appropriate Certificate of Amendment as required under Delaware law.

Authorization or Issuance of Securities Otherwise Than For Exchange

     The Company has an outstanding letter of intent with Visus Technologies, Inc. (VTI) which provides the Company with an option to acquire 100% of the common stock of VTI for Class A Common
Stock of the Company. The Company is currently conducting discussions with VTI to change the acquistion terms to terms more acceptable to the Company and expects that the number of shares to be issued in the acquisition will depend on VTI's revenues and the market price of the Company's Class A Common Stock. The Company expects that it will issue up to a maximum of 750,000 shares of Class A Common Stock in the acquisition if such acquisition should occur. The Company will not solicit further authorization by a vote of the Stockholders for the issuance of such securities prior to such issuance and the Company does not expect that such issuance will affect the rights of existing securityholders of the Company.
In March, 1997, the Company entered into an exclusive licensing agreement with VTI for the resale of VTI's Scan2Web software.
Scan2Web enables users to browse an on-line document archive and view content on a computer while preventing the printing of a "business quality" document. To receive an original document or a "business quality" copy, the user must pay the system provider
(i.e. the Company, or the archive manager). The Company intends to use VTI's technology in combination with its own propriety metering and encryption technologies to create secure sales delivery channels for documents and images over private and public networks.




                           	PROPOSAL 4
              	APPOINTMENT OF INDEPENDENT AUDITORS

     The Management of the Company recommends the appointment of Richard A. Eisner & Company, LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending July 31, 1997. Richard A. Eisner & Company, LLP has been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Richard A. Eisner & Company, LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.


                            	GENERAL

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies.
 Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to Stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company.

     The Company's statements of operations for the years ended July 31, 1995 and 1996 and the related statements of stockholders' equity and cash flows and the Company's balance sheets at July 31, 1995 and 1996 are incorporated herein by reference to the Company's Annual Report to Stockholders for the year ended July 31, 1996, a copy of which is being delivered to stockholders simultaneously with the delivery of this proxy statement.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended July 31, 1996 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Investor Relations, Infosafe Systems, Inc., 342 Madison Avenue, Suite 622, New York, New York 10173.


                       	STOCKHOLDER PROPOSALS

     All proposals intended to be presented at the Company's next
Annual Meeting of Stockholders must be received at the Company's executive office no later than March 2, 1997 for inclusion in the Proxy Statement and form of proxy related to that meeting.

                              By Order of the Board of Directors,



                              /s/ Arthur R Medici__________________
                              Arthur R. Medici
                              President and Chief Executive Officer


Dated:  June 30, 1997






PROXY

                           INFOSAFE SYSTEMS, INC.
                       ANNUAL MEETING OF STOCKHOLDERS

       	This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Arthur R. Medici as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at 342 Madison Avenue, Suite 622, New York, New York 10173 on July __, 1997 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Class A Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

     1.  Election of Directors

         FOR all nominees listed below _____	     WITHHOLDING AUTHORITY _____
         (except as marked to the	                to vote for all nominees
         contrary belo)                           listed below

             Robert S. Christie, Neal B. Freeman, Charles C. Johnston, Thomas H. Lipscomb and Arthur R. Medici

         (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

         ____________________________________________________________________


     2. To approve and ratify the amendment to the Company's 1994 Stock Option Plan to increase the number of options available for grant from 1,000,000 to 2,000,000.

             FOR_____          AGAINST_____          ABSTAIN_____


     3. To approve an amendment to the Company's certificate of incorporation, as amended, in order to increase the number of authorized shares of Class A Common Stock by 20,000,000 shares to an aggregate of 40,000,000 shares.

             FOR_____        		AGAINST_____        		ABSTAIN_____


     4. Approval and ratification of the appointment of Richard A. Eisner & Company, L.L.P. as independent accountants.

             FOR_____         	AGAINST_____         	ABSTAIN_____


     5. In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

     The Shares represented by this proxy will be voted as directed. If no contrary instruction is given, the Shares will be voted FOR the election of the nominees and FOR the approval and ratification of the appointment of Richard A. Eisner & Company, L.L.P. as the independent accountants of the Company.

                           DATED:______________________, 1997

                           __________________________________
                           Signature

                           __________________________________
                           Signature if held jointly.


                           (Please date, sign as name appears at the left, and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)